UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal Executive	IRS Employer
File Number	Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 23, 2006, DTE Energy Company (“DTE Energy”) entered into an Underwriting Agreement, dated as of May 23, 2006 (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of several other underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale by DTE Energy and the purchase by the Underwriters, of $300,000,000 aggregate principal amount of DTE Energy’s 2006 Series B 6.35% Senior Notes due 2016. The Underwriting Agreement is attached as Exhibit 1.1, hereto.
     DTE Energy intends to use the proceeds from this offering to repay a portion of our $500,000,000 aggregate principal amount 6.45% Senior Notes due 2006 which mature on June 1, 2006, and for general corporate purposes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated May 23, 2006 among DTE Energy, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2005 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006
DTE ENERGY COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated May 23, 2006 among DTE Energy, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.